Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of The Habit Restaurants, Inc. of our report dated October 6, 2014, relating to the consolidated financial statements of The Habit Restaurants, LLC, and to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

Los Angeles, California

November 4, 2014